EXHIBIT 99

News Release

    For Information Contact:
Marshall H. Bridges, Treasurer and Vice President (563) 272-4844

HNI CORPORATION WARNS OF WEAKENING FIRST QUARTER REVENUE AND PROFIT

MUSCATINE, Iowa (April 2, 2008) – HNI Corporation (NYSE: HNI) announced today it expects first quarter 2008 revenue and operating profit in its office furniture segment to experience a significant decline over previously communicated expectations.  The company estimates first quarter office furniture revenue declined 6 percent as compared to the prior year.  The revenue decline resulted from substantial weakness in the supplies-driven channel, which consists primarily of small office and home office customers and represents approximately 50 percent of HNI’s total office furniture revenue.  The supplies-driven channel weakness will have a significant impact on profitability.  Escalating input cost pressures and plant consolidation costs are also negative contributing factors.

"The deteriorating economy and uncertain consumer confidence are adversely impacting small office and home office related purchases in particular.  Our hearth business and contract office furniture businesses are performing to expectations.  We will continue our focus on attacking structural costs, aggressively managing operating expenses, and investing in long-term growth," said Stan Askren, Chairman, President and CEO of HNI Corporation.

HNI will issue a press release announcing first quarter 2008 results on April 17 and hold a conference call on the same day to discuss the results.

HNI Corporation is a NYSE traded company providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation’s leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation’s strong brands, including HON®, Allsteel®,

Gunlocke®, Paoli®, Maxon®, Lamex®, Heatilator®, Heat & GloTM, Quadra-Fire®, and Harman StoveTM have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  By doing so, in 2008 the Corporation was recognized by Fortune Magazine as one of America’s Most Admired Companies.  In 2007, the Corporation was recognized by IndustryWeek as one of the 50 Best U.S. Manufacturing Companies for the fifth consecutive year.  HNI Corporation’s common stock is traded on the New York Stock Exchange under the symbol HNI.  More information can be found on the Corporation’s website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives, and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) repurchases of common stock, (f) ability to maintain its effective tax rate, and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash to fund future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including, with respect to the Corporation’s hearth products, the protracted decline in the housing market; lower industry growth than expected; major disruptions at our key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; restrictions imposed by the terms of the Corporation’s revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

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